Exhibit 10.26

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO.1

TO

SUPPLY AGREEMENT

This Amendment No. 1 (the “Amendment No. 1”) to that certain supply agreement between Intersect ENT, Inc., a Delaware corporation having offices at 1555 Adams Drive, Menlo Park, California 94025, and Stephen Gould Corporation, a New Jersey corporation having offices at 45541 Northport Loop West, Fremont, CA 94538 (“the Agreement”), with an effective date of November 14, 2013, is made as of October 7, 2015 (the “Amendment No. 1 Effective Date”). Unless otherwise defined herein, capitalized terms used in this Amendment No. 1 have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the parties hereto desire to amend the Agreement in accordance with this Amendment No. 1.

NOW, THEREFORE, Customer and Supplier hereby agree as follows:

1. Section 3.2 Quality Agreement is amended as follows: The instance of October 2013 in the third line is deleted and replaced with October 7, 2015.

2. Section 11.9 Entire Agreement Amendment is amended as follows: The date September 16, 2015 is inserted into the fifth line at the end of the bracketed clause and the brackets and bold-faced type are removed so that the clause reads: Confidential Disclosure Agreement between the Parties dated September 16, 2015.

3. EXHIBIT A “PRODUCTS/PRICE LIST” is deleted in its entirety and replaced with the following:

Part number and Name	Price per Unit	3 Month Forecast	Annual Forecast
[*]	[*]	[*]	[*]

4. Governing Law. Any claim, dispute, or controversy of whatever nature arising out of or relating to this Amendment No. 1 shall be governed by and construed under the laws of the State of California, without giving effect to any choice of law principles that would require the application of the laws of a different state or country.

5. Continued Effectiveness of the Agreement. Except as set forth in this Amendment No. 1, the provisions of the Agreement are not amended or modified in any way and continue in full force and effect in accordance with their terms and conditions.

6. Amendment. This Amendment No. 1 may be amended only upon the written consent of the Members.

7. Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any signature page delivered electronically or by facsimile (including, without limitation, transmission by .pdf or other fixed image form) will be binding to the same extent as an original signature page.

In Witness Whereof, the Parties hereto have duly executed this Agreement on the Effective Date.

INTERSECT ENT, INC.		STEPHEN GOULD CORPORATION

By:	/s/Daniel Castro	By:	/s/Vance Garland
Name:	Daniel Castro	Name:	Vance Garland
Title:	Vice President Operations and Mfg. Eng.	Title:	Project Manager

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.